Exhibit 99.2

PRELIMINARY COPY — SUBJECT TO COMPLETION

0 2 B V Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03DHDD + + Proposals — The Board of Directors recommend A a vote FOR Proposals 1 - 2. 1. Approval and Adoption of the Merger Agreement, the Statutory Merger Agreement and the Transactions Contemplated Thereby. To vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of November 29, 2020, as amended by Amendment No. 1, dated as of January 20, 2021, and as it may further be amended from time to time, by and among S&P Global Inc., Sapphire Subsidiary, Ltd., and IHS Markit Ltd., the statutory merger agreement among the same, and the transactions contemplated thereby. 2. IHS Markit Ltd. Merger-Related Compensation. To vote on a proposal to approve, by advisory (non-binding) vote, certain compensation arrangements that may be paid or become payable to IHS Markit Ltd.’s named executive officers in connection with the merger. For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 2021 Special General Meeting Proxy Card For Against Abstain 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LIN_SACKPACK 1234 5678 9012 345 MMMMMMMMM MMMMMMMMMMMMMMM 4 9 0 1 1 0 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 MMMMMMMMMMMM MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext If no electronic voting, delete QR code and control # Online Go to www.envisionreports.com/INFO or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/INFO Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada You may vote online or by phone instead of mailing this card. Your vote matters – here’s how to vote!

PRELIMINARY COPY — SUBJECT TO COMPLETION

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/INFO Notice of 2021 Special General Meeting of Shareholders
Proxy Solicited by Board of Directors for General Special Meeting — March 11, 2021 The undersigned appoints Lance Uggla, Jonathan Gear, Christopher McLoughlin and Sari Granat (the “Proxies”), and each of them, as proxies with full power of substitution, to vote the shares of IHS Markit Ltd., which the undersigned is entitled to vote, at the Special General Meeting of Shareholders of IHS Markit Ltd. to be held at 10:00 a.m. ET on March 11, 2021, or any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the IHS Markit Ltd. Board of Directors’ recommendations. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Proxy — IHS Markit Ltd. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. C Non-Voting Items + + The 2021 General Special Meeting of Shareholders of IHS Markit Ltd. will be held virtually via the internet at www.meetingcenter.io/296412964. Please vote in advance of the Special General Meeting. Retain this Proxy Card to attend the meeting online. Shareholders of Record may attend the virtual meeting online vie the Internet and vote during the meeting. To enter the meeting, have the number printed in thecircled area located on the reverse side of this proxy card. The password for this meeting is -- INFO2021. The Notice and Proxy Statement for the Special General Meeting of Shareholders can be found atwww.envisionreports.com/INFO 2021 Special General Meeting Admission Ticket IHS Markit Ltd. 2021 Special General Meeting of Shareholders 10:00 a.m. ET on March 11, 2021